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                                                                  EXHIBIT 10.11



                          RESTRICTED STOCK AWARD PLAN
                         EXECUTIVE COMPENSATION PROGRAM




1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED


1.       PURPOSE OF THE PLAN.

         The purpose of the Plan is to provide for the award by the Company of Common Stock to Participants to increase shareholder value and to promote the success of the Company's business by (a) motivating Participants to perform to the best of their abilities, and (b) increasing the desire of such Participants to continue their employment with the Company. The Plan's goals are to be achieved by providing such Participants with awards of Restricted Stock.

2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         (a) "Administrator" shall mean the Board or its Committee, as provided in Section 4 of the Plan.

         (b) "Applicable Laws" shall mean all applicable laws, including without limitation Nevada corporate law, the Internal Revenue Code of 1986, as amended, and applicable federal and state securities laws.

         (c)     "Board" shall mean the Board of Directors of the Company.

         (d) "Committee" shall mean a Committee appointed by the Board as specified in Section 4(a) of the Plan.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f)     "Common Stock" shall mean the Common Stock of the Company.

         (g) "Company" shall mean Fremont General Corporation, a Nevada corporation, or any successor to the Company.

         (h) "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Parent" shall mean a "parent corporation," whether now or hereafter existing.

         (k) "Participant" shall mean an employee who is awarded Shares under the Plan.

         (l)     "Plan" shall mean this 1995 Restricted Stock Award Plan.

         (m) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.



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RESTRICTED STOCK AWARD PLAN                                PLAN DOCUMENT PG. 2




         (n) "Stock Award Agreement" shall mean an agreement in the form approved by the Board pursuant to which a Participant may acquire Common Stock of the Company under the Plan.

         (o) "Stock Award" shall mean an award of Shares pursuant to the Plan.

         (p) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing.

3.       STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be sold under the Plan is 1,481,000 Shares, of which 800,000 Shares shall be reacquired Common Stock, and 681,000 Shares shall be authorized, but unissued Common Stock.

         If Shares are forfeited to the Company pursuant to a Stock Award Agreement, such Shares, unless the Plan shall have been terminated, shall become available for reissuance under the Plan.

4.       ADMINISTRATION OF THE PLAN.

         (a) Procedure. The Plan shall be administered by the Plan Committee designated by the Board. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan.

         (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                 (i) to select Employees to whom Stock Awards may be granted hereunder;

                 (ii) to determine whether and to what extent Stock Awards are granted hereunder;

                 (iii) to determine the number of shares of Common Stock to be covered by each Stock Award granted hereunder;

                 (iv)     to approve forms of agreement for use under the Plan;

                 (v)      to construe and interpret the terms of the Plan;

                 (vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

                 (vii) to modify or amend each Stock Award Agreement (subject to Section 10 of the Plan);

                 (viii) to authorize any person to execute on behalf of the Company any instrument required to effect the award of a Stock Award previously granted by the Administrator;





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RESTRICTED STOCK AWARD PLAN                                PLAN DOCUMENT PG. 3



                 (ix) to determine the terms, conditions and restrictions, not inconsistent with the terms of the Plan, applicable to Stock Awards and the Shares relating thereto; and

                 (x) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on Participants.

5.       ELIGIBILITY.

         Stock Awards may be made to Employees, as designated by the Administrator, who hold executive or key management positions with the Company or its subsidiaries. Neither the Plan nor any Stock Award shall confer upon a Participant any right upon any Participant with respect to continuing such Participant's employment with the Company, nor shall the Plan or any Stock Award hereunder interfere in any way with Participant's right or the Company's right to terminate such employment at any time, with or without cause. In addition, the Administrator may, in its sole discretion, authorize the issuance of Shares under the Plan to a trust, or trusts, maintained by the Company in connection with its compensation and benefit plans.

6.       AWARD OF STOCK.

         Stock Awards shall be made under the Plan at the discretion of the Administrator. The Shares underlying Stock Awards shall be evidenced by a Notice of Grant that together with the Stock Award Agreement, attached to the Notice of Grant as Exhibit A-1, shall specify the applicable vesting restrictions, the amount of Restricted Stock awarded, and such other conditions as the Administrator, in its sole discretion, shall determine. The awarded Shares shall be held in escrow pursuant to the Joint Escrow Instructions, attached to the Notice of Grant as Exhibit A-3, until such time as they are released from the Company's reacquisition option.

7.       TERM OF PLAN.

         The Plan shall become effective upon adoption by the Board. The Plan shall continue in effect for a term of 10 years from such date of Board adoption unless sooner terminated under Section 10 of the Plan.

8.       COMPANY'S RIGHT OF REACQUISITION.

         The Company shall have such right of reacquisition as shall be set forth in the Stock Award Agreement.

9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         The number of shares of Common Stock which have been authorized for issuance under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in





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RESTRICTED STOCK AWARD PLAN                                PLAN DOCUMENT PG. 4


         the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Plan.

10.      AMENDMENT AND TERMINATION OF THE PLAN.

         (a) Amendment and Termination. The Board may amend, suspend, or terminate the Plan from time to time in such respects as the Board may deem advisable.

         (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Shares already subject to Stock Award Agreements, except as provided in said Stock Award Agreements.

11.      COMPLIANCE WITH LAWS AND REGULATIONS.

         Shares shall not be issued under this Plan unless the issuance and delivery of such Shares shall comply with Applicable Laws, as well as the requirements of any stock exchange or market system upon which Shares may then be listed or designated.

12.      RESERVATION OF SHARES.

         The Company, during the term of the Plan, shall at all times reserve and keep available, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

13.      GOVERNING LAW.

         The Plan shall be governed by the laws of the State of California.